Exhibit 4.1

FORM OF SHARE CERTIFICATE

NeuroDerm Ltd.

Number	Shares

NDRM	CUSIP: M74231 107

See Reverse for
Certain
Definitions

NEURODERM LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

THIS CERTIFIES that

is the Registered Holder of

FULLY PAID AND NON-ASSESSABLE ORDINARY
SHARES OF NIS 0.01 PAR VALUE EACH

of NeuroDerm Ltd. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney only upon surrender of this Certificate properly endorsed or with an appropriate instrument of transfer. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Association of the Company and amendments thereto, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be issued under the facsimile seal of the Company.

Dated:

NeuroDerm Ltd.
Corporate Seal	ISRAEL
		Oded Lieberman	[Additional Signatory]
		Chief Executive Officer and Director	[Title of Additional Signatory]

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT -	as tenants by the entireties	(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship and not as	under Uniform Gifts to Minors
	tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                      HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                            SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND SO HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS

ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION AND FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE, WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.

[To be added to Share Certificates issued to former holders of Preferred Shares:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT DATED AS OF August 14, 2014  (THE “INVESTOR RIGHTS AGREEMENT”) BY AND AMONG NEURODERM LTD. (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED BY CONVERSION OF PREFERRED [•] SHARES OF THE COMPANY INTO ORDINARY SHARES (THE “PREFRRED CONVERTED SHARES”) AND THEREFORE ENTITLE THE HOLDER OF THIS CERTIFICATE TO ALL REGISTRATION RIGHTS SUCH HOLDER IS ENTATILED TO UNDER AND ACCORDING TO THE INVESTOR RIGHTS AGREEMENT ON ACCOUNT OF SUCH PREFERRED CONVERTED SHARES.